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                                                                    EXHIBIT 99.1

                   [HOULIHAN VALUATION ADVISORS LETTERHEAD]


August 27, 1998


Mr. Nolan Miura
Corinthian Colleges, Inc.
6 Hutton Drive Centre
Suite 400
Santa Ana, CA 92707-5764


Dear Mr. Miura:


We hereby consent to the use of all references to our firm as the independent appraisal firm included in or made a part of this registration statement.


Houlihan Valuation Advisors

/s/ BRET TACK
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Bret Tack
Principal